[BEHRINGER HARVARD LOGO]


FOR IMMEDIATE RELEASE

             BEHRINGER HARVARD ACQUIRES TWO OFFICE TOWERS IN ATLANTA


DALLAS, APRIL 20, 2006 - Behringer Harvard REIT I, Inc. announced today its acquisition of two interconnected Class A office towers known as Paces West, one of the most prominent office properties in Atlanta's core Cumberland/Galleria micromarket.

"Paces West is a core asset with a strong, multi-tenant rent roll located on the main east-west traffic artery of prestigious Buckhead, one of Atlanta's most important business districts," said Robert M. Behringer, chairman and CEO of Behringer Harvard. "With nearly as many skyscrapers as downtown or midtown Atlanta, Buckhead also includes Atlanta's wealthiest neighborhoods. This property, which has been acquired at a significant discount to replacement cost, should allow our investors to capitalize on attractive current yields and potentially benefit from improving fundamentals in the Atlanta market."

One & Two Paces West, which are 14 and 17 stories respectively, provide a total of more than 646,000 square feet of rentable space. Built in 1987 and 1989 on a wooded 9.22-acre site atop one of the highest points in Atlanta, the towers provide panoramic views of rolling landscapes, the Atlanta skyline, and the Appalachian foothills. The towers' multi-story lobbies feature granite floors, mahogany walls and brass appointments.

Occupying a strategic location only one mile from a primary transportation hub at the junction of I-285 and I-75, Paces West provides convenient access to the Atlanta International Airport. It is also within walking distance from historic Vinings Jubilee, a charming, pedestrian-friendly complex of restaurants, shops and entertainment venues.

The buildings, located at 2727 Paces Ferry Road SE, are served by two multi-story parking garages with more than 1,500 covered spaces, and surface parking is available for 152 additional vehicles. On-site amenities include a cafe, a coffee shop, a fitness center, a car detailing service, a dry-cleaning shop and a full-service bank.

Paces West is currently 82 percent leased, with five major tenants occupying 51 percent of the rentable space. Major tenants include Piedmont Hospital, one of Atlanta's best-known hospital groups; Docucorp, an international software company; and BT Americas, a subsidiary of global telecom giant, BT Group. Management of Paces West will be retained by Trammell Crow Company.


ABOUT BEHRINGER HARVARD:
Behringer Harvard is an investment company that offers a diverse selection of real estate funds reflecting core, value-added and opportunistic investment strategies. Its publicly registered non-traded REITs and limited partnerships provide strategic opportunities for sellers of institutional-quality real estate as well as individual investors seeking to diversify their portfolios. The company's finite-life programs, offered through the independent broker


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dealer community, generally feature a total return focus and the financial transparency of public securities. For more information, call toll-free
866.655.3600 or visit behringerharvard.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO THE BUSINESS AND FINANCIAL OUTLOOK OF BEHRINGER HARVARD REIT I, INC. THAT ARE BASED ON OUR CURRENT EXPECTATIONS, ESTIMATES, FORECASTS AND PROJECTIONS AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY SUCH STATEMENTS. A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS RELEASE. SUCH FACTORS INCLUDE THOSE DESCRIBED IN THE RISK FACTORS SECTIONS OF THE OFFERING DOCUMENTS FOR THE OFFERING OF EQUITY OF BEHRINGER HARVARD REIT I, INC. FORWARD-LOOKING STATEMENTS IN THIS DOCUMENT SPEAK ONLY AS OF THE DATE ON WHICH SUCH STATEMENTS WERE MADE AND WE UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS THAT MAY BECOME UNTRUE BECAUSE OF SUBSEQUENT EVENTS. WE CLAIM THE SAFE HARBOR PROTECTION FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.


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CONTACTS
Katie Myers                 Jason Mattox                     Barbara Marler
Richards/Gravelle           Executive Vice President         Marketing Communications Manager
katie_myers@richards.com    Behringer Harvard                Behringer Harvard
214.891.5842                jmattox@behringerharvard.com     bmarler@behringerharvard.com
                            866.655.3600                     469.341.2312
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